                                                                Exhibit 1.1


                TRANSPORTATION MANUFACTURING OPERATIONS, INC.
          (to be renamed Motor Coach Industries International, Inc.)
                                 $152,250,000
                  11 1/4% Senior Subordinated Notes due 2009

                              PURCHASE AGREEMENT

                                                                   June 14, 1999

CIBC WORLD MARKETS CORP.
MERRILL LYNCH, PIERCE, FENNER &
     SMITH INCORPORATED
c/o CIBC World Markets Corp.
425 Lexington Avenue
3rd Floor
New York, New York  10017

Ladies and Gentlemen:

          Transportation Manufacturing Operations, Inc., a Delaware corporation (the "Company"), and each of the Company's subsidiaries listed in EXHIBIT A-1 hereto (each, a "Guarantor" and, collectively, the "Guarantors" and, together with the Company, the "Issuers") hereby confirm their agreement with you (the "Initial Purchasers"), as set forth below.

          1. THE SECURITIES. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Initial Purchasers $152,250,000 aggregate principal amount of its 11 1/4% Senior Subordinated Notes due 2009 (the "Notes"). The obligations of the Company under the Indenture (as hereinafter defined) and the Notes will be unconditionally guaranteed on a senior subordinated basis (the "Guarantees") and on a joint and several basis, by each Guarantor. The Notes and the Guarantees are to be issued pursuant to the Indenture (the "Indenture"), dated as of June 16, 1999, among the Company, the Guarantors and IBJ Whitehall Bank & Trust Company, as trustee (the "Trustee"). The Notes and the Guarantees are hereinafter referred to collectively as the "Securities."

          The Notes will be offered and sold to the Initial Purchasers without such offers and sales being registered under the Securities Act of 1933, as amended (together with the rules and regulations of the Securities and Exchange Commission (the "Commission") promulgated thereunder, the "Securities Act"), in reliance on exemptions therefrom.

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                                      -2-


          In connection with the sale of the Securities, the Company has prepared a preliminary offering memorandum dated May 26, 1999 (the "Preliminary Memorandum") and a final offering memorandum dated June 14, 1999 (the "Final Memorandum"; the Preliminary Memorandum and the Final Memorandum each herein being referred to as a "Memorandum"), each setting forth or including a description of the terms of the Securities, the terms of the offering of the Notes, a description of the Company and its subsidiaries and any material developments relating to the Company and its subsidiaries occurring after the date of the most recent historical financial statements included therein.

          The Issuers understand that the Initial Purchasers propose to make an offering of the Notes only on the terms and in the manner set forth in the Memorandum and Section 9 hereof as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, to persons in the United States whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("QIBs") as defined in Rule 144A under the Securities Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A, and to a limited number of institutional "accredited investors" ("Accredited Investors"), as defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D of the Securities Act, in private sales exempt from registration under the Securities Act, and outside the United States to certain persons in reliance on Regulation S under the Securities Act.

          The Initial Purchasers and their direct and indirect transferees of the Notes will be entitled to the benefits of the Registration Rights Agreement dated as of June 16, 1999 among the parties hereto (the "Registration Rights Agreement") pursuant to which the Issuers have agreed, among other things, to file (i) a registration statement (the "Registration Statement") with the Commission registering the Notes or the Exchange Notes (as defined in the Registration Rights Agreement) under the Securities Act or (ii) a shelf registration statement pursuant to Rule 415 under the Securities Act relating to the resale of the Notes by holders thereof or, if applicable, relating to the resale of Private Exchange Notes (as defined in the Registration Rights Agreement) by the Initial Purchasers pursuant to an exchange of the Notes for Private Exchange Notes.

          The Securities, the Exchange Notes, the Private Exchange Notes (as defined in the Registration Rights Agreement), the Indenture, the Registration Rights Agreement and this Agreement are herein collectively referred to as the "Basic


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                                      -3-

Documents". The Issuers propose to issue the Securities in connection with an overall plan to recapitalize and restructure certain of the indebtedness of Consorcio G Grupo Dina, S.A. de C.V. ("Grupo Dina") and its subsidiaries, including the Issuers. The recapitalization and restructuring will include the following transactions (collectively, the "Transactions"):

          (a) a $175 million investment in MCII Holdings (USA) Inc. ("MCII Holdings") comprised of a $125 million common equity investment and a $50 million investment in the form of senior notes and warrants, by Joseph Littlejohn & Levy Fund III L.P., along with affiliates of CIBC (collectively, the "MCII Investors") pursuant to an investment agreement dated June 11, 1999, among the MCII Investors and Grupo Dina (the "Investment Agreement");

          (b) certain asset transfers pursuant to the Investment Agreement, including, among others, (i) MCII Holdings' transfer of its Dina Autobuses, S.A. de C.V. ("Autobuses") subsidiary to the Company, (ii) Autobuses' transfer of certain immaterial subsidiaries to Grupo Dina, (iii) Autobuses' transfer to Grupo Dina of a group of transit buses that are leased to a company affiliated with Grupo Dina, together with related lease rights,
     (iv) Autobuses' cancellation of certain receivables due from Grupo Dina and its subsidiaries, and (v) the Company's transfer of its Universal Coach Parts Mexico, S.A. de C.V. subsidiary to Grupo Dina;

          (c) entry into a new senior credit facility among the Company, the Guarantors and certain other subsidiaries of the Company, and a syndicate of lenders including the Canadian Imperial Bank of Commerce, as agent, providing for up to $333 million in term loans and $117 million in revolving loans (the "New Senior Credit Facility");

          (d) the repayment or redemption of (i) the Company's existing senior credit facilities, (ii) the Company's approximately $100 million of outstanding 9.02% senior notes, (iii) the Company's approximately $40 million of outstanding senior subordinated increasing rate notes due 1999 and (iv) approximately $16.3 million outstanding under Autobuses' existing credit facility;

          (e) tenders and consent solicitations by Grupo Dina, dated May 14, 1999, (collectively, the "Tender Offers") for its $206.5 million aggregate principal amount of senior secured discount notes due 2002 and the $35 million


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                                      -4-

     outstanding senior secured guaranteed notes, due 2000, of Dina Trucks
     (USA), L.L.C.; and

          (f) a final distribution to Grupo Dina pursuant to a partial redemption distribution for MCII Holdings common stock, in an amount and manner consistent with the Final Memorandum.

The foregoing Transactions are to be effected pursuant to the Investment Agreement, the New Senior Credit Facility, the Tender Offers and each other agreement entered into in connection with any of the foregoing Transactions (the "Transaction Documents"). Grupo Dina, MCII Holdings and Motor Coach Industries International, Inc., are collectively referred to below as "Issuer Parents".

          2. REPRESENTATIONS AND WARRANTIES OF THE ISSUERS. The Issuers, jointly and severally, represent and warrant to and agree with each Initial Purchaser that:

          (a) Neither the Preliminary Memorandum as of the date thereof nor the Final Memorandum nor any amendment or supplement thereto as of the date thereof and at all times subsequent thereto up to the Closing Date (as defined in Section 3 below) contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 2 do not apply to statements or omissions made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use in the Preliminary Memorandum, the Final Memorandum or any amendment or supplement thereto. The Preliminary Memorandum, the Final Memorandum and any amendment or supplement thereto complied or will comply in all material respects with the provisions of the Securities Act that would apply to such Memorandum if it were a Prospectus under the Securities Act (except that (i) no representation is made regarding compliance with the "plain English" rules of the Commission,
     (ii) audited financial statements of the Company for the fiscal year ending 1996 are not included, (iii) four years of Selected Combined Consolidated Historical Financial Data are included instead of five years).


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                                      -5-


          (b) Each of the Company and its subsidiaries set forth in EXHIBIT A-2 hereto (the "Subsidiaries") has been duly incorporated and each of the Company and the Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect"); as of the Closing Date, the Company will have the authorized, issued and outstanding capitalization set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum); except as set forth in EXHIBIT A-2 hereto, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company and the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights and are owned free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and in EXHIBIT A-2 hereto, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company; except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding and no

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                                      -6-


     holder of securities of the Company or any Subsidiary is entitled to have such securities registered under the Registration Statement; and except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company's or any Subsidiary's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, this Agreement, the other Basic Documents and the Transaction Documents.

          (c) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Securities, the Exchange Notes (as defined in the Registration Rights Agreement) and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and, in the case of the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting creditors' rights generally or (ii) general principles of equity and the discretion of the court before which any proceeding therefor may be brought (regardless of whether such enforcement is considered in a proceeding at law or in equity) (collectively, the "Enforceability Exceptions"); the Guarantees endorsed on the Notes and the guarantees to be endorsed on the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Guarantors and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms hereof, will have been duly executed, issued and delivered and will constitute valid and legally binding obligations of the Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions; the Securities are in the form contemplated by the Indenture.

          (d) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Issuers and meets the requirements for qualification under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and, when executed and delivered in accordance with its terms (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions.

          (e) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution hereunder may be limited by federal and state securities laws and public policy considerations.

          (f) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The

     Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum).

          (g) Each of the Issuers has the requisite corporate power and authority to execute and deliver (to the extent a party) and perform its direct and indirect obligations under the Transaction Documents. The Transaction Documents have been duly and validly authorized by the Issuers and Issuer Parents (to the extent a party thereto) and, when executed and delivered by the Issuers and Issuer Parents party thereto, will constitute valid and legally binding agreements of such Issuers and Issuer Parents, enforceable against such Issuers and Issuer Parents in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The descriptions of the Transaction Documents in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) are accurate in all respects material to the affairs of the Issuers.

          (h) (i) The Issuers have delivered to the Initial Purchasers a true and correct copy of each of the Transaction Documents that have been executed and delivered prior to the date of this Agreement and each other Transaction Document in the form substantially as it will be executed and delivered on or prior to the Closing Date, together with all related agreements and all schedules and exhibits thereto, and as of the date hereof there have been no amendments, alterations, modifications or waivers of any of the provisions of any of the Transaction Documents since their date of execution except as have been delivered to the Initial Purchasers or such amendments, alterations, modifications or waivers are not material; and (ii) there exists as of the date hereof (after giving effect to the transactions contemplated by each of the Transaction Documents) no event or condition that would constitute a default or an event of default (in each case as defined in each of the Transaction Documents) under any of the Transaction Documents that would result in a Material Adverse Effect or materially adversely affect the ability of the Company to consummate the Transactions.

          (i) Except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), no consent, approval, authorization, license, qualification, exemption or order of any court or governmental agency or body or third party is required for the performance of this Agreement, the Registration Rights Agreement, the Securities, the Indenture or any Transaction Document by the Issuers or Issuer Parents or for the consummation of any of the transactions contemplated hereby and thereby, or the application of the proceeds of the issuance of the Securities as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), except (i) as has already been acquired,
     (ii) as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Initial Purchasers, (iii) as may be required in connection with the registration of the Securities, Exchange Notes and Private Exchange Notes, as the case may be, pursuant to the Registration Rights Agreement and the qualification of the Indenture under the TIA and (iv) the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect; all such consents, approvals, authorizations, licenses, qualifications, exemptions and orders set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) which are required to be obtained by the Closing Date have been obtained or made, as the case may be, and are in full force and effect, except as could not reasonably be expected to result in a Material Adverse Effect, and not the subject of any pending or, to the best knowledge of the Issuers, threatened attack by appeal or direct proceeding or otherwise.

          (j) None of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in this Agreement, the Registration Rights Agreement, the Securities, the Indenture or any Transaction Document or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

          (k) The execution, delivery and performance by the Issuers of this Agreement, the Registration Rights Agreement, the Securities, the Indenture and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and by the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and the fulfillment of the terms hereof and thereof will not, except as set forth in the Final Memorandum (or if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, (ii) the certificate of incorporation or bylaws of any of the Company or the Subsidiaries (or similar organizational document) or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries, which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

          (l) The audited and unaudited consolidated financial statements included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of such entities at the dates and for the periods to which they relate and have been prepared, in all material respects, in accordance with generally accepted accounting principles applied on a consistent basis; the interim unaudited consolidated financial statements included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of such entities at the dates and for the periods to which they relate subject to year-end audit adjustments and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis with the audited consolidated financial statements included therein; the summary and selected financial and statistical data included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) present fairly the information shown therein and have been prepared and compiled on a basis consistent with the audited and unaudited financial statements included therein, except as otherwise stated therein; and Arthur Andersen, LLP, which has examined certain of such financial statements as set forth in its reports included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), is an independent public accounting firm as required by the Securities Act.

          (m) The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) have been properly computed on the bases described therein; and the assumptions used in the preparation of the pro forma financial statements and other pro forma financial information included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

          (n) Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is not pending or, to the best knowledge of the Issuers, threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, to which any of the Company or the Subsidiaries is a party, or to which their respective properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, that, if determined adversely to the Company or any such Subsidiary would, individually or in the aggregate, have a Material Adverse Effect or that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the Transactions or the issuance or sale of the Securities to be sold hereunder or the application of the proceeds therefrom or the other transactions described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum).

          (o) None of the Company or the Subsidiaries has, and, after giving effect to the Transactions and the issuance and sale of the Securities, will not have, any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), to which any of the Company or the Subsidiaries makes or ever has made a contribution and in which any employee of any of the Company or the Subsidiaries is or has ever been a participant. With respect to such plans, the Company and the Subsidiaries are, and, after giving effect to the Transactions and the issuance and sale of the Securities, will be, in compliance in all material respects with all provisions of ERISA.

          (p) The Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their business as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), except for such license or rights the failure of which to own or possess would not, individually or in the aggregate, have a Material Adverse Effect. None of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

          (q) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all United States and foreign federal, state, provincial, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed in all material respects all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such Permit; and none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          (r) Subsequent to the respective dates as of which information is given in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except as described therein, or contemplated thereby, (i) the Company and the Subsidiaries have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, in either case whether or not in the ordinary course of business, (ii) the Company and the Subsidiaries have not purchased any of their respective outstanding capital stock, or declared, paid or otherwise made any dividend or distribution of any kind on any of their respective capital stock or otherwise (other than, with respect to any of such Subsidiaries, the purchase of, or dividend or distribution on, capital stock owned by the Company) and (iii) there shall not have been any material change in the capital stock or long-term indebtedness of the Company or any of the Subsidiaries.

          (s) There are no legal or governmental proceedings, nor are there any contracts or other documents required by the Securities Act to be described in a prospectus that are not described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent

     Preliminary Memorandum). Except as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), none of the Company or the Subsidiaries is in default under any of the contracts described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), has received a notice or claim of any such default or has knowledge of any breach of such contracts by the other party or parties thereto, except such defaults or breaches as would not, individually or in the aggregate, have a Material Adverse Effect.

          (t) None of the Company or the Subsidiaries has taken or will take any action that would cause this Agreement or the issuance or sale of the Securities to violate Regulation T, U or X of the Board of Governors of the Federal Reserve System, in each case as in effect, or as the same may hereafter be in effect, on the Closing Date.

          (u) Each of the Company and the Subsidiaries has good and marketable title to all real property described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) as being owned by it and good and marketable title to the leasehold estate in the real property described therein as being leased by it, free and clear of all liens, charges, encumbrances or restrictions, except, in each case, as described in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) or such as would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements, including those referred to in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) to which the Company or any of the Subsidiaries is a party or by which any of them is bound are valid and enforceable against the Company or any such Subsidiary, are, to the knowledge of the Issuers, valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

          (v) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and have paid all taxes shown as due thereon; except as disclosed in the Final Memorandum and other than tax deficiencies which the Company or any Subsidiary is contesting in good faith and for which adequate reserves have been provided in accordance with generally accepted accounting principles, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would, individually or in the aggregate, have a Material Adverse Effect.

          (w) (i) Immediately after the consummation of the Transactions and the other transactions contemplated by this Agreement, the other Basic Documents and the Transaction Documents, the fair value and present fair saleable value of the assets of the Company and the Subsidiaries taken as a whole will exceed the sum of its stated liabilities and identified contingent liabilities; and (ii) the Company and the Subsidiaries taken as a whole is not, nor will it be, after giving effect to the execution, delivery and performance of this Agreement, the other Basic Documents and the Transaction Documents, and the consummation of the Transactions and the other transactions contemplated hereby and thereby, (a) left with unreasonably small capital with which to carry on its business as it is proposed to be conducted, (b) unable to pay its debts (contingent or otherwise) as they mature or (c) otherwise insolvent.

          (x) Except as disclosed in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) and except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and the Subsidiaries is in compliance with all applicable Environmental Laws, (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has all permits, authorizations and approvals required under any applicable Environmental Laws and is in compliance with their requirements, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the best knowledge of the Issuers, threatened against the Company or any of the Subsidiaries under any Environmental Law,
     (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries,
     (E) neither the

     Company nor any of the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any comparable state law, and (F) no property or facility of the Company or any of the Subsidiaries is (i) listed or proposed for listing on the National Priorities List under CERCLA or
     (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

          For purposes of this Agreement, the following terms shall have the following meanings: "Environmental Law" means any United States or applicable foreign, state, provincial, local or municipal statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment binding on any of the Company or the Subsidiaries, relating to pollution or protection of the environment or health or safety or any chemical, material or substance, that is subject to regulation thereunder. "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, notices of responsibility, information requests, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law.

          (y) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (z) None of the Company or the Subsidiaries or any of such entities' directors, officers, employees, agents or controlling persons has taken, directly or indirectly, any action designed, or that might reasonably be expected, to cause or result, under the Securities Act or otherwise, in, or that has constituted, stabilization or manipulation of the price of the Securities.

          (aa) None of the Company, the Subsidiaries or any of their respective Affiliates (as defined in Rule 501(b) of Regulation D under the Securities
     Act) directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of any "security" (as defined in the Securities Act) which is or could be integrated with the sale of the Securities in a manner that would require the registration under the Securities Act of the Securities or (ii) engaged in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act. Assuming (i) the accuracy of the representations and warranties of the Initial Purchasers in
     Section 9 hereof, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers in the manner contemplated by this Agreement to register any of the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

          (bb) No securities of any Issuer are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (cc) Except as set forth in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum), there is no strike, slowdown, work stoppage or material labor dispute with the employees of the Company or any of the Subsidiaries which is pending or, to the best knowledge of the Company or any of the Subsidiaries, threatened.

          (dd) No holder of securities of the Company or any Subsidiary will be entitled to have such securities registered under the registration statements required to be filed by the Company pursuant to the Registration Rights Agreement other than as expressly permitted thereby.

          (ee) The statistical and market and industry-related data included in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) are based on or derived from sources which the Issuers believe to be reliable and accurate or represent the Issuers' good faith estimates that are made on the basis of data derived from such sources.

          (ff) Except (i) as stated in the Final Memorandum (or, if the Final Memorandum is not in existence, the most recent Preliminary Memorandum) or
     (ii) as payable by means of agreement to which CIBC is a party or (iii) for fees disclosed in the disclosure schedules to the Investment Agreement as delivered to CIBC, the Company does not know of any claims for services, either in the nature of a finder's fee or financial advisory fee, with respect to the offering of the Securities and the transactions contemplated by the Final Memorandum.

          (gg) None of the Company, the Subsidiaries, any of their respective Affiliates or any person acting on its or their behalf (other than the Initial Purchasers) has engaged in any directed selling efforts (as that term is defined in Regulation S under the Securities Act ("Regulation S")) with respect to the Securities and the Company, the Subsidiaries and their respective Affiliates and any person acting on its or their behalf have acted in accordance with the offering restrictions requirement of Regulation S.

          Any certificate signed by any officer of the Company or any Subsidiary and delivered to any Initial Purchaser or to counsel for the Initial Purchasers shall be deemed a joint and several representation and warranty by the Issuers to each Initial Purchaser as to the matters covered thereby.

          3. PURCHASE, SALE AND DELIVERY OF THE SECURITIES. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser acting severally and not jointly agrees to purchase from the Company, the Notes in the respective amounts set forth on SCHEDULE 1 hereto, at 95.618% of their principal amount.

          One or more certificates in definitive form for the Notes and the related Guarantees that the Initial Purchasers have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Initial Purchasers request upon notice to the Company at least 48 hours prior to the Closing Date (as defined) shall be delivered by or on behalf of the Company, against payment by or on behalf of the Initial Purchasers, of the purchase price therefor by wire transfer of immediately available funds to the account of the Company previously designated by it in writing. Such delivery of and payment for the Notes and the related Guarantees shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022, at 10:00 a.m., New York time, on June 16, 1999, or at such date as the Initial Purchasers and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date." The Company will make such certificate or certificates for the Notes and the related Guarantees available for checking by the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

          4. OFFERING BY THE INITIAL PURCHASERS. The Initial Purchasers propose to make an offering of the Securities at the price and upon the terms set forth in the Final Memorandum as soon as practicable after this Agreement is entered into and as in the judgment of the Initial Purchasers is advisable.

          5. CERTAIN COVENANTS. The Issuers jointly and severally covenant and agree with the Initial Purchasers that:

          (i) The Issuers will not amend or supplement the Final Memorandum or any amendment or supplement thereto of which the Initial Purchasers shall not have been advised and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and as to which the Initial Purchasers shall not have given their consent (which consent shall not be unreasonably withheld). The Issuers will promptly, upon the reasonable request of the Initial Purchasers or counsel for the Initial Purchasers, make any amendments or supplements to the Preliminary Memorandum or the Final Memorandum that may be legally necessary in connection with the resale of the Securities by the Initial Purchasers.

          (ii) The Issuers will cooperate with the Initial Purchasers in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Initial Purchasers may designate and will continue such qualifications in effect for as long as may be necessary to complete the resale of the Securities by the Initial Purchasers; PROVIDED, HOWEVER, that in connection therewith none of the Issuers shall be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or to take any other action that would subject it to general service of process or to taxation in excess of a nominal amount in respect of doing business in any jurisdiction in which it is not otherwise subject.

          (iii) If, at any time prior to the completion of the resale by the Initial Purchasers of the Notes or the Private Exchange Notes, any event shall occur as a result of which it is necessary, in the reasonable opinion of counsel for the Initial Purchasers, to amend or supplement the Final Memorandum in order to make such Final Memorandum not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Final Memorandum in order to comply with applicable laws, rules or regulations, the Issuers shall (subject to Section 5(i)) forthwith amend or supplement such Final Memorandum at their own expense so that, as so amended or supplemented, such Final Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with all applicable laws, rules or regulations.

          (iv) The Issuers will, without charge, provide to the Initial Purchasers and to counsel for the Initial Purchasers as many copies of each Preliminary Memorandum or Final Memorandum or any amendment or supplement thereto as the Initial Purchasers may reasonably request.

          (v) None of the Issuers or any of their respective Affiliates will sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require the registration under the Securities Act of the Securities.

          (vi) For so long as any of the Securities remain outstanding, the Company will furnish to the Initial Purchasers (a) as soon as available, a copy of each report or other communication (financial or otherwise) of the Company mailed to the Trustee or holders of the Securities or stockholders or filed with the Commission or any national securities exchange on which any class of securities of the Company may be listed, and (b) from time to time such other information concerning the Issuers as the Initial Purchasers may reasonably request.

          (vii) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Memorandum.

          (viii) Prior to the Closing Date, the Company will furnish to the Initial Purchasers, as soon as they have been prepared by or are available to the Company in the ordinary course of business, a copy of any unaudited interim consolidated financial statements of the Company and the Subsidiaries, if any, for any period subsequent to the period covered by the most recent financial statements appearing in the Final Memorandum.

          (ix) The Company will not, and will not permit any of the Subsidiaries to, engage in any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) in connection with the offering of the Securities or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

          (x) For so long as any of the Securities remain outstanding, the Company will make available at its expense, upon request, to any holder of Securities and any prospective purchasers thereof the information specified in Rule 144A(d)(4) under the Securities Act, unless the Company is then subject to Section 13 or 15(d) of the Exchange Act.

          (xi) The Issuers will use their best efforts to (i) permit the Securities to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the "NASD") relating to trading in the Private Offerings, Resales and Trading through Automated Linkages market (the "Portal Market") and (ii) permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

          (xii) In connection with Securities offered and sold in an offshore transaction (as defined in Regulation S), the Issuers will not register any transfer of such Securities not made in accordance with the provisions of Regulation S and will not, except in accordance with the provisions of Regulation S, if applicable, issue any such Securities in the form of definitive securities.

          (xiii) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (other than by reason of a default or omission by the Initial Purchasers of their obligations hereunder) or if this Agreement shall be terminated by the Initial Purchasers because of any failure or refusal on the part of the Issuers to comply with the terms or fulfill any of the conditions of this Agreement, the Company agrees to reimburse the Initial Purchasers for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Initial Purchasers) incurred by the Initial Purchasers in connection herewith, but in no event will the Company be liable to the Initial Purchasers for damages on account of loss of anticipated profits from the sale of the Securities.

          6. EXPENSES. Notwithstanding any termination of this Agreement (pursuant to Section 11 or otherwise), the Issuers jointly and severally agree to pay the following costs and expenses and all other costs and expenses incident to the performance by the Issuers of their obligations hereunder:
(i) the negotiation, preparation, printing, typing, reproduction, execution and delivery of this Agreement and of the other Basic Documents, any amendment or supplement to or modification of any of the foregoing and any and all other documents furnished pursuant hereto or thereto or in connection herewith or therewith; (ii) the preparation, printing or reproduction of each Preliminary Memorandum, the Final Memorandum and each amendment or supplement to any of them (including, without limitation, the travel, lodging and related expenses of the Initial Purchasers incurred in connection therewith); (iii) the delivery (including postage, air freight charges and charges for counting and packaging) of such copies of each Preliminary Memorandum, the Final Memorandum and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Notes and the related Guarantees, including any stamp taxes in connection with the original issuance and sale of the Securities and trustees' fees;
(v) the reproduction and delivery of this Agreement and the other Basic Documents, the preliminary and supplemental "Blue Sky" memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Securities; (vi) the registration or qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including filing fees and the reasonable fees, expenses and disbursements of Cahill Gordon & Reindel, counsel to the Initial Purchasers, relating to such registration and qualification);
(vii) the transportation and other expenses incurred by or on behalf of Company representatives (including, without limitation, those expenses incurred by the Initial Purchasers) in connection with presentations to and related communications with prospective purchasers of the Securities; (viii) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (ix) fees and expenses of the Trustee including fees and expenses of its counsel; (x) fees and expenses of counsel to the Initial Purchasers; (xi) all expenses and listing fees incurred in connection with the application for quotation of the Securities on the PORTAL Market; and (xii) any fees charged by investment rating agencies for the rating of the Securities.

          7. CONDITIONS OF THE INITIAL PURCHASERS' OBLIGATIONS. The obligation of each Initial Purchaser to purchase and pay for the Securities is subject to the accuracy of the representations and warranties contained herein, to the performance by the Issuers of their respective covenants and agreements hereunder and to the following additional conditions unless waived in writing by the Initial Purchasers:

          (i) The Initial Purchasers shall have received an opinion of Winston & Strawn, special counsel to the Issuers and Timothy J. Nalepka, Esq., general counsel of the Issuers, in form and substance satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, dated the Closing Date, substantially in the forms of EXHIBITS B AND C hereto (with customary qualifications and assumptions), as well as letters authorizing the Initial Purchasers to rely on the opinions delivered by counsel to the Issuers in respect of the Transaction Documents. In rendering such opinion, Winston & Strawn shall have received and may rely upon such certificates and other documents and information, including one or more opinions of local counsel reasonably acceptable to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers, as they may reasonably request to pass upon such matters. Such counsel may also state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the States of Illinois and New York and the corporate laws of the State of Delaware.

          (ii) The Initial Purchasers shall have received an opinion, dated the Closing Date, of Cahill Gordon & Rein-del, counsel to the Initial Purchasers, with respect to the sufficiency of certain legal matters relating to this Agreement and such other related matters as the Initial Purchasers may require. In rendering such opinion, Cahill Gordon & Reindel shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters. In addition, in rendering their opinion, Cahill Gordon & Reindel may state that their opinion is limited to matters of New York, Delaware corporate and federal law.

          (iii) The Initial Purchasers shall have received from Arthur Andersen, LLP, independent public accountants for the Issuers, "comfort" letters dated the date hereof and the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers and Cahill Gordon & Reindel, counsel to the Initial Purchasers.

          (iv) The representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date; the Issuers shall have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date.

          (v) There shall not have been any change in the capital stock of the Company or the Subsidiaries or any material increase in the consolidated short-term or long-term debt of the Company from that set forth or contemplated in the Final Memorandum and (b) the Company and the Subsidiaries shall not have any liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Final Memorandum.

          (vi) None of the issuance and sale of the Securities pursuant to this Agreement or any of the transactions contemplated by any of the other Basic Documents or the Transaction Documents shall be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued; and there shall not have been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers or against the Initial Purchasers relating to the issuance of the Securities or the Initial Purchasers' activities in connection therewith or any other transac-tions contemplated by this Agreement or the Final Memorandum, the other Basic Documents or the Transaction Documents.

          (vii) Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that, in the opinion of the Initial Purchasers, would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Company or the Subsidiaries or any of the officers or directors of the Company or the Subsidiaries that makes any statement made in the Final Memorandum untrue or that, in the opinion of the Issuers and their counsel or the Initial Purchasers and their counsel, requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

          (viii) The Initial Purchasers shall have received certificates, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of the Company, to the effect that:

          a. All of the representations and warranties of the Issuers set forth in this Agreement are true and correct in all material respects as if made on and as of the Closing Date and the Issuers have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date.

          b. The issuance and sale of the Securities pursuant to this Agreement or the Final Memorandum and the consummation of the transactions contemplated by the Transaction Documents have not been enjoined (temporarily or permanently) and no restraining order or other injunctive order has been issued and there has not been any legal action, order, decree or other administrative proceeding instituted or threatened against any of the Issuers relating to the issuance of the Securities or to their knowledge, relating to the Initial Purchasers' activities in connection therewith or in connection with any other transactions contemplated by this Agreement or the Final Memorandum, the other Basic Documents or the Transaction Documents.

          c. Subsequent to the date of this Agreement and since the date of the most recent financial statements in the Final Memorandum (exclusive of any amendment or supplement thereto after the date hereof), there has not occurred (i) any change, or any development involving a prospective change, in or affecting the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, not contemplated by the Final Memorandum that would materially adversely affect the market for the Securities, or (ii) any event or development relating to or involving any of the Company or the Subsidiaries that makes any statement made in the Final Memorandum untrue or that requires the making of any addition to or change in the Final Memorandum in order to state a material fact required by any applicable law, rule or regulation to be stated therein or necessary in order to make the statements made therein not misleading.

          d. There has not been any change in the capital stock of the Company or the Subsidiaries nor any material increase in the consolidated short-term or long-term debt of the Company from that set forth or contemplated in the Final Memorandum and (b) the Company and the Subsidiaries have no liabilities or obligations, contingent or otherwise (whether or not in the ordinary course of business), that are material to the Company and the Subsidiaries, taken as a whole, other than those reflected in the Final Memorandum.

          e. At the Closing Date and after giving effect to the consummation of the transactions contemplated by this Agreement, the other Basic Documents and the Transaction Documents, there ex-ists no Default or Event of Default (as defined in the Indenture).

          (ix) Each of the Transaction Documents and each other agreement or instrument executed in connection with the Transactions shall be reasonably satisfactory in form and substance to the Initial Purchasers and shall have been executed and delivered by all the respective parties thereto and shall be in full force and effect, and there shall have been no material amendments, alterations, modifications or waivers of any provision thereof since the date of this Agreement.
     On the Closing Date, the New Senior Credit Facility shall provide for
     (i) revolving credit borrowings of not less than $117 million and (ii) term loan borrowings of not less than $333 million, which $333 million shall be borrowed by the Company on the Closing Date.

          (x) All proceedings taken in connection with the issuance of the Securities and the transactions contemplated by this Agreement, the other Basic Documents and the Transaction Documents and all documents and papers relating thereto shall be reasonably satisfactory to the Initial Purchasers and counsel to the Initial Purchasers. The Initial Purchasers and counsel to the Initial Purchasers shall have received copies of such papers and documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to them.

          (xi) The Company shall apply the proceeds necessary from the issuance and sale of the Notes and from initial borrowings under the New Senior Credit Facility substantially as described under "Use of Proceeds" in the Final Memorandum.

          (xii)     [Intentionally omitted].

          (xiii) There shall not have been any announcement by any "nationally recognized statistical rating organization," as defined for purposes of Rule 436(g) under the Securities Act, that (A) it is downgrading its rating assigned to any debt securities of the Company, or
     (B) it is reviewing its rating assigned to any debt securities of the Company with a view to possible downgrading, or with negative implications.

          (xiv) On or before the Closing Date, the Initial Purchasers shall have received the Registration Rights Agreement executed by the Company and such agreement shall be in full force and effect at all times from and after the Closing Date.

          (xv) The Issuers shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

          All such opinions, certificates, letters, schedules, documents or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Initial Purchasers and counsel to the Initial Purchasers. The Issuers shall furnish to the Initial Purchasers such conformed copies of such opinions, certificates, letters, schedules, documents and instruments in such quantities as the Initial Purchasers shall reasonably request.

          8. INDEMNIFICATION AND CONTRIBUTION. (a) Each Issuer jointly and severally agrees to indemnify and hold harmless the Initial Purchasers, each director, officer, employee or agent of any Initial Purchaser and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages, liabilities or expenses to which such Initial Purchaser or such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) arise out of or are based upon:

          (i) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or (B) any of the Basic Documents or any application or other document, or any amendment or supplement thereto, executed by any Issuer or based upon written information furnished by or on behalf of any Issuer filed in any jurisdiction in order to qualify the Securities under the securities or "Blue Sky" laws thereof or filed with the Commission or any securities association or securities exchange (collectively, the "Documents"); or

          (ii) the omission or alleged omission to state, in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any of the Documents, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Initial Purchasers and each such director, officer, employee, agent or controlling person for any legal or other expenses reasonably incurred by the Initial Purchasers or such director, officer, employee, agent or controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability, expense or action; PROVIDED, HOWEVER, that none of the Issuers will be liable in any such case to an Initial Purchaser or any director, officer, employee, agent or controlling person of such Initial Purchaser to the extent that any such loss, claim, damages, liability expense or action arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto, or any Document, in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of such Initial Purchaser specifically for use therein; and PROVIDED, FURTHER, that none of the Issuers will be liable to any Initial Purchaser or any director, officer, employee, agent or any person controlling any Initial Purchaser with respect to any such untrue statement or omission made in any Preliminary Memorandum that is corrected in the Final Memorandum (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage, expense or liability purchased Securities from an Initial Purchaser in reliance upon the Preliminary Memorandum but was not sent or given a copy of the Final Memorandum (as amended or supplemented) that was made available by the Issuers to such Initial Purchaser at or prior to the written confirmation of the sale of the Securities to such person unless such failure to deliver such Final Memorandum (as amended or supplemented) was a result of noncompliance by the Issuers with Section 5(iv) of this Agreement. This indemnity agreement will be in addition to any liability that the Issuers may otherwise have to the indemnified parties. The Issuers further agree that the indemnification, contribution and reimbursement commitments set forth in this Section 8 shall apply whether or not any Initial Purchaser is a formal party to any such lawsuits, claims or other proceedings. None of the Issuers will without the prior written consent (which shall not be unreasonably withheld) of the Initial Purchasers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Initial Purchasers may be sought hereunder (whether or not the Initial Purchasers or any person who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Initial Purchasers and each such director, officer, employee, agent or controlling person from all liability arising out of such claim, action, suit or proceeding.

(b) The Initial Purchasers severally and not jointly will indemnify and hold harmless the Issuers, their respective directors, officers, employees and agents and each person, if any, who controls any of the Issuers within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities or expenses to which any of the Issuers or any such director, officer, employee, agent or controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Preliminary Memorandum or the Final Memorandum or any amendment or supplement thereto or any Document, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement was made in reliance upon and in conformity with written information furnished to any of the Issuers by or on behalf of such Initial Purchaser specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by any of the Issuers or any such director, officer, employee, agent or controlling person in connection with investigating or defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Initial Purchasers may otherwise have to the indemnified parties. None of the Initial Purchasers will without the prior written consent (which shall not be unreasonably withheld) of the Issuers, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification by the Issuers may be sought hereunder (whether or not the Issuers or any person who controls any Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Issuers and each such director, officer, employee, agent or controlling person from all liability arising out of such claim, action, suit or proceeding.

          (c)  Promptly after receipt by an indemnified party under this
Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party of the commencement thereof; but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party except to the extent that such omission results in the forfeiture by the indemnifying party of substantial rights and defenses. In case any such action is brought against any indemnified party, and such indemnified party notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the named parties in any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to any such indemnifying party, then the indemnifying parties shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this
Section 8 for any legal or other expenses, other than reasonable out-of-pocket costs of investigation, incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions); (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying parties; or (iii) the indemnifying party shall have failed to assume the defense or retain counsel reasonably satisfactory to the indemnified party. After such notice from the indemnifying parties to such indemnified party (so long as the indemnified party shall have informed the indemnifying parties of such action in accordance with this Section 8 on a timely basis prior to the indemnified party seeking indemnification hereunder), the indemnifying parties will not be liable under this Section 8 for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party, unless such indemnified party waived its rights under this Section 8, in which case the indemnified party may effect such a settlement without such consent.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, expenses or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof). The relative benefits received by the Issuers on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering of the Securities (before deducting expenses) received by the Issuers bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuers on the one hand or the Initial Purchasers on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses incurred by such party in connection with investigating or defending any such claim. The Issuers and the Initial Purchasers agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Issuers on the one hand and the Initial Purchasers on the other hand were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), the Initial Purchasers shall not be obligated to make contributions hereunder that in the aggregate exceed the total discounts and commissions received by the Initial Purchasers under this Agreement, less the aggregate amount of any damages that the Initial
Purchasers have otherwise been required to pay by reason of the untrue or alleged untrue statements, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each director, officer, employee or agent of and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Initial Purchaser, and each director, officer, employee and agent of any of the Issuers and each person, if any, who controls any of the Issuers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Issuers.

          (e) Notwithstanding anything to the contrary in this Section 8, the indemnification and contribution provisions of the Registration Rights Agreement shall govern any claim with respect thereto.

          9. OFFERING OF SECURITIES; RESTRICTIONS ON TRANSFER. (a) Each Initial Purchaser represents and warrants to the Issuers as to itself only that it is a QIB. Each Initial

Purchaser agrees with the Issuers as to itself only that (i) it has not and will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising (as those terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and (ii) it has and will solicit offers for the Securities only from, and will offer the Securities only to, (A) in the case of offers inside the United States, persons whom such Initial Purchaser reasonably believes to be QIBs or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchaser that each such account is a QIB, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions under Rule 144A and (B) in the case of offers outside the United States, to persons other than U.S. persons ("foreign purchasers," which term shall include dealers or other professional fiduciaries in the United States acting on a discretionary basis for foreign beneficial owners other than an estate or trust), who is purchasing Securities in an "offshore transaction" (as defined in Regulation S under the Securities Act).

          (b) Each of the Initial Purchasers represents and warrants to the Issuers (as to itself only) with respect to offers and sales outside the United States that (i) it has and will comply with all applicable laws and regulations in each jurisdiction in which it acquires, offers, sells or delivers Securities or has in its possession or distributes any Memorandum or any such other material, in all cases at its own expense; (ii) the Securities have not been and will not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Securities Act or pursuant to an exemption from the registration requirements of the Securities Act; (iii) it has offered the Securities and will offer and sell the Securities (A) as part of its distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering and the Closing Date, only in accordance with Rule 903 of Regulation S and, accordingly, neither it nor any persons acting on its behalf have engaged or will engage in any directed selling efforts (within the meaning of Regulation S) with respect to the Securities, and any such persons have complied and will comply with the offering restrictions requirement of Regulation S; and (iv) it agrees that, at or prior to confirmation of sales of the Securities, it will have sent to each distributor, dealer or person receiving a selling conces-sion, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

     "The securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of the distribution of the securities at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date of the offering, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them in Regulation S."

Terms used in this Section 9 and not defined in this Agreement have the meanings given to them in Regulation S.

          10. SURVIVAL CLAUSE. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Issuers, their respective officers and the Initial Purchasers set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Issuers, any of their respective officers or directors, the Initial Purchasers or any controlling person referred to in Section 8 hereof and
(ii) delivery of, payment for or disposition of the Securities, and shall be binding upon and shall inure to the benefit of any successors, assigns, heirs or personal representatives of the Issuers, the Initial Purchasers and indemnified parties referred to in Section 8 hereof. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

          11. TERMINATION. (a) This Agreement may be terminated in the sole discretion of the Initial Purchasers by notice to the Issuers given in the event that the Issuers shall have failed, refused or been unable to satisfy all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date or if at or prior to the Closing Date:

          (i) any of the Company or the Subsidiaries shall have sustained any loss or interference with respect to their respective businesses or properties from fire, flood, hurricane, earthquake, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Initial Purchasers, has had or has a Material Adverse Effect, or there shall have been any material adverse change, or any development involving a prospective material adverse change (including without limitation a change in control of the Company or any Subsidiary), in the business, condition (financial or other), properties, prospects or results of operations of the Company and the Subsidiaries, taken as a whole, except as described in or contemplated by the Final Memorandum (exclusive of any amendment or supplement thereto);

          (ii) trading in securities of the Company or any Subsidiary or in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market shall have been suspended or minimum or maximum prices shall have been established on any such exchange;

          (iii) a banking moratorium shall have been declared by New York state, United States or Canadian authorities;

          (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States or Canada and any foreign power,
     (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or Canada or (C) any material change in the financial markets of the United States or Canada that, in the case of (A),
     (B) or (C) above, in the sole judgment of the Initial Purchasers, makes it impracticable or inadvisable to proceed with the delivery of the Securities as contemplated by the Final Memorandum, as amended as of the date hereof; or

          (v) any securities of the Company or any of the Subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except as provided in
Section 10 hereof.

          12. NOTICES. All communications hereunder shall be in writing and, if sent to the Initial Purchasers, shall be hand delivered, mailed by first-class mail, by next-day air courier or telecopied and confirmed in writing to CIBC World Markets Corp., 425 Lexington Avenue, 3rd Floor, New York, New York 10017, Attention: Corporate Finance Department, and with a copy to Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005,
Attention: Roger Meltzer, Esq. If sent to any of the Issuers, such communications shall be mailed, delivered or telecopied and confirmed in writing, to Transportation Manufacturing Operations, Inc. (to be renamed Motor Coach Industries International, Inc.), 10 East Golf Road, Des Plaines, Illinois 60016, Attention: Timothy J. Nalepka, and with a copy to Winston & Strawn, 35 West Wacker Drive, Chicago, Illinois 60601 Attention: R. Cabell Morris, Jr., Esq.

          All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier guaranteeing overnight delivery; and when receipt is acknowledged by the addressee, if telecopied.

          13. SUCCESSORS. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers and each of the Issuers and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that
(i) the indemnities by the Issuers contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents and any person or persons who control the Initial Purchasers within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and
(ii) the indemnities by the Initial Purchasers contained in Section 8 of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Issuers and any person or persons who control any Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act. No purchaser of Securities from any Initial Purchaser will be deemed a successor because of such purchase.

          14. NO WAIVER; MODIFICATIONS IN WRITING. No failure or delay on the part of any Issuer or the Initial Purchasers in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Issuer or the Initial Purchasers at law or in equity or otherwise. No waiver of or consent to any departure by any Issuer or the Initial Purchasers from any provision of this Agreement shall be effective unless signed in writing by the party entitled to the benefit thereof, PROVIDED that notice of any such waiver shall be given to each party hereto as set forth below. Except as otherwise provided herein, no amendment, modification or termination of any provision of this Agreement shall be effective unless signed in writing by or on behalf of each of the Issuers and the Initial Purchasers. Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by the Issuers or the Initial Purchasers from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. Except where notice is specifically required by this Agreement, no notice to or demand on the Issuers in any case shall entitle the Issuers to any other or further notice or demand in similar or other circumstances.

          15. INFORMATION SUPPLIED BY THE INITIAL PURCHASER. The statements set forth in the fifth paragraph under the heading "Plan of Distribution" in the Final Memorandum (to the extent such statements relate to the Initial Purchasers) constitute the only information furnished by the Initial Purchasers to the Issuers for purposes of Section 8 hereof.

          16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or written, among the parties hereto with respect to the subject matter hereof.

          17. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAW.

          18. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          19. JOINT AND SEVERAL OBLIGATIONS. All of the obligations of the Issuers hereunder shall be joint and several obligations of each of them.

          If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this Agreement shall constitute a binding agreement among the Issuers and the Initial Purchasers.

                                   Very truly yours,

                                   TRANSPORTATION MANUFACTURING
                                     OPERATIONS, INC.

                                   (to be renamed Motor Coach Industries
                                     International, Inc.)

                                   By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                   BUSLEASE, INC.

                                   By:
                                        ----------------------------------
                                        Name:
                                        Title:



                                   HAUSMAN BUS SALES, INC.

                                   By:
                                        ----------------------------------
                                        Name:
                                        Title:

                                   MOTOR COACH INDUSTRIES, INC.

                                   By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                   TRANSIT BUS INTERNATIONAL, INC.

                                   By:
                                        ----------------------------------
                                        Name:
                                        Title:


                                   UNIVERSAL COACH PARTS, INC.

                                   By:
                                        ----------------------------------
                                        Name:
                                        Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CIBC WORLD MARKETS CORP.

By:
   ----------------------------------
   Name:
   Title:

MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

By:
   ----------------------------------
   Name:
   Title:

                                                                 EXHIBIT A-1

GUARANTORS


1.  BusLease, Inc.

2.  Hausman Bus Sales, Inc.

3.  Motor Coach Industries, Inc.

4.  Transit Bus International, Inc.

5.  Universal Coach Parts, Inc.

                                                                 EXHIBIT A-2

SUBSIDIARIES

100% OWNED SUBSIDIARIES

1. BusLease, Inc.

2. MCIL Holdings, Ltd.

3. Hausman Bus Sales, Inc.

4. Motor Coach Industries, Inc.

5. Transit Bus International, Inc.

6. TMO Holdings of Canada, Ltd.

7. Motor Coach Industries-China, Inc.

8. Universal Coach Parts, Inc.

9. Motor Coach Industries Limited

10. Frank Fair Industries Ltd.

11. Custom Assets Corp.

12. Greyhound Overseas Services, Inc.

13. Transport Technology Corporation

14. Universal Coach Parts Mexico, S.A. de C.V.*

15. Dina Autobuses, S.A. de C.V.

OTHER SUBSIDIARY

16. MCII Financial Services, Inc., 25% ownership by the Company.

                                                                 SCHEDULE 1

 CIBC World Markets Corp.                                      $121,800,000

 Merrill Lynch, Pierce, Fenner                                   30,450,000
      & Smith Incorporated
                                                               ------------
 Total.....................................................    $152,250,000
                                                               ------------
                                                               ------------

                                                                   EXHIBIT B

                         FORM OF OPINION OF WINSTON & STRAWN

          Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Winston & Strawn, counsel to the Issuers, to the effect that:

          (i) Each of the Company and its Subsidiaries is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Final Memorandum.

          (ii) The Company has the authorized, issued and outstanding capitalization set forth in the Final Memorandum.

          (iii) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Securities, the Exchange Notes (as defined in the Registration Rights Agreement) and the Private Exchange Notes (as defined in the Registration Rights Agreement). The Notes, the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by the Company for issuance and, when executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and, in the case the Notes, delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will have been duly executed, issued and delivered by the Company and will constitute valid and legally binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions; the Guarantees endorsed on the Notes and the guarantees to be endorsed on the Exchange Notes and the Private Exchange Notes have each been duly and validly authorized by each of the Guarantors and, when the Notes are executed by the Company and authenticated by the Trustee in accordance with the provisions of the Indenture, and delivered to and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, will have been duly executed, issued and delivered by the Guarantors and will constitute valid and legally binding obligations of the

     Guarantors, entitled to the benefits of the Indenture and enforceable against the Guarantors in accordance with their terms except that the enforcement thereof may be limited by the Enforceability Exceptions; the Securities are in the form contemplated by the Indenture.

          (iv) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Indenture. The Indenture has been duly and validly authorized by the Issuers and meets the requirements for qualification under the Trust Indenture Act, and, when executed and delivered by the Issuers (assuming the due authorization, execution and delivery by the Trustee), will constitute a valid and legally binding agreement of the Issuers, enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions.

          (v) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement. The Purchase Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers (assuming it is a legal valid and binding agreement of the Initial Purchasers), enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations.

          (vi) Each of the Issuers has the requisite corporate power and authority to execute, deliver and perform its obligations under the Registration Rights Agreement. The Registration Rights Agreement has been duly and validly authorized by the Issuers and, when executed and delivered by the Issuers, will constitute a valid and legally binding agreement of the Issuers (assuming it is a legal valid and binding agreement of the Initial Purchasers), enforceable against the Issuers in accordance with its terms except that the enforcement thereof may be limited by the Enforceability Exceptions and except as any rights to indemnity or contribution thereunder may be limited by federal and state securities laws and public policy considerations. The Securities, the Indenture and the Registration Rights Agreement conform in all material respects to the descriptions thereof in the Final Memorandum.

          (vii) No consent, approval, authorization, license, qualification, exemption or order of any court or U.S. federal or state governmental agency or body or third party, to the best knowledge of such counsel, is required for the performance of this Agreement, the Registration Rights Agreement, the Securities or the Indenture by the Issuers or for the consummation of any of the transactions contemplated hereby and thereby, or the application of the proceeds of the issuance of the Securities as described in the Final Memorandum, except (A) as has already been acquired,
     (B) as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Securities by the Initial Purchasers or (C) where the failure to obtain such consent, approval, authorization, license, qualification, exemption or order would not, individually or in the aggregate have a Material Adverse Effect; all such consents, approvals, authorizations, licenses, qualifications, exemptions and orders set forth in the Final Memorandum which are required to be obtained by the Closing Date have been obtained or made, as the case may be, and, to the best knowledge of such counsel, are in full force and effect and not the subject of any pending or threatened attack by appeal or direct proceeding or otherwise.

          (viii) The execution, delivery and performance by the Issuers of the Purchase Agreement, the Registration Rights Agreement, the Securities and the Indenture and the consummation of the transactions contemplated thereby and by the Final Memorandum and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any Applicable Contract (being contracts listed on a schedule to such counsel's opinion), (ii) the certificate of incorporation or bylaws of any of the Company or the Guarantors (or similar organizational document) or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries, which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

          (ix) To the best knowledge of such counsel, there are no legal or governmental proceedings, nor any contracts or other documents required by the Securities Act to be described in a prospectus that have not been described in the Final Memorandum.

          (x) None of the Company or the Subsidiaries is, or immediately after the Closing Date will be, required to register as an "investment company" or a company "controlled by" an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          (xi) No securities of any Issuer are of the same class (within the meaning of Rule 144A under the Securities Act) as the Securities and listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated inter-dealer quotation system.

          (xii) The statements set forth under the captions "Description of New Senior Credit Facility," "Description of the Notes" and "Exchange Offer; Registration Rights" in the Final Memorandum, insofar as such statements purport to summarize legal documents, are fair summaries of the documents so summarized and, insofar as such statements are summaries of matters of law or legal conclusions, are accurate summaries in all material respects.

          (xiii) Assuming the accuracy of the representations of the Initial Purchasers contained in the Agreement, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of the Securities by the Initial Purchasers in accordance with Section 9 of the Purchase Agreement (i) to register the Securities under the Securities Act or (ii) to qualify the Indenture under the Trust Indenture Act, it being understood that no opinion is expressed as to any subsequent resale of any of the Securities.

          Such counsel shall additionally state that in its capacity as counsel to the Issuers, it has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers and representatives of the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed and, although it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum (except as indicated in clause (xx) above) and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Issuers) no facts have come to its attention that have caused it to believe that the Final Memorandum as of its date and as of the date hereof, or any amendment or supplement thereto as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion on the financial statements or other financial and statistical data included in the Final Memorandum).

                                                                    EXHIBIT C

                  FORM OF OPINION OF GENERAL COUNSEL OF THE ISSUERS

          Opinion, dated the Closing Date and addressed to the Initial Purchasers, of Timothy J. Nalepka, General Counsel of the Issuers, to the effect that:

          (i) Each of the Company and its Subsidiaries has been duly incorporated and is validly existing in good standing as a corporation under the laws of its jurisdiction of incorporation, with the requisite corporate power and authority to own its properties and conduct its business as now conducted as described in the Final Memorandum and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect.

          (ii) Except as set forth in EXHIBIT A-2 to the Purchase Agreement, the Company does not have any subsidiaries or own directly or indirectly any of the capital stock or other equity or long-term debt securities of or have any equity interest in any other person; all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and, in the case of Subsidiary capital stock, are owned, to the best knowledge of such counsel, free and clear of all liens, encumbrances, equities and restrictions on transferability (other than those imposed by the Securities Act and the state securities or "Blue Sky" laws) or voting; except as set forth in the Final Memorandum, all of the outstanding shares of capital stock of the Subsidiaries are owned, directly or indirectly, by the Company.

          (iii) Except as set forth in the Final Memorandum, no options, warrants or other rights to purchase from the Company or any Subsidiary, agreements or other obligations of the Company or any Subsidiary to issue or other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any Subsidiary are outstanding and no holder of securities of the Company or any Subsidiary is entitled to have such securities registered under the Registration Statement; and except as set forth in the Final Memorandum, to the best knowledge of such counsel there is no agreement, understanding or arrangement among the Company or any Subsidiary and each of their respective stockholders or any other person relating to the ownership or disposition of any capital stock of the Company or any Subsidiary or the election of directors of the Company or any Subsidiary or the governance of the Company's or any Subsidiary's affairs, and, if any, such agreements, understandings and arrangements will not be breached or violated as a result of the execution and delivery of, or the consummation of the transactions contemplated by, the Purchase
     Agreement, the other Basic Documents and the Transaction Documents.

          (iv) To the best knowledge of such counsel after due inquiry, none of the Company or the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws (or similar organizational document), (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, which breach or violation would, individually or in the aggregate, have a Material Adverse Effect, or (iii) in default (nor has any event occurred which with notice or passage of time, or both, would constitute a default) in the performance or observance of any obligation, agreement, covenant or condition contained in the Purchase Agreement, the Registration Rights Agreement, the Securities, the Indenture or any other contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which it is a party or to which it is subject, which default would, individually or in the aggregate, have a Material Adverse Effect.

          (v) The execution, delivery and performance by the Issuers of the Purchase Agreement, the Registration Rights Agreement, the Securities, the Indenture and the Transaction Documents and the consummation of the transactions contemplated thereby and by the Final Memorandum and the fulfillment of the terms thereof will not (a) violate, conflict with or constitute or result in a breach of or a default under (or an event that, with notice or lapse of time, or both, would constitute a breach of or a default under) any of (i) the terms or provisions of any contract, indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate or agreement or instrument to which any of the Company or the Subsidiaries is a party or to which any of their respective properties or assets are subject, or (ii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or other body applicable to the Company or the Subsidiaries or any of their respective properties or assets or (b) result in the imposition of any lien upon or with respect to any of the properties or assets now owned or hereafter acquired by the Company or any of the Subsidiaries, which violation, conflict, breach, default or lien would, individually or in the aggregate, have a Material Adverse Effect.

          (vi) Except as described in the Final Memorandum, to the best knowledge of such counsel after due inquiry, there is not pending or threatened any action, suit, proceeding, inquiry or investigation, governmental or otherwise, that seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the Transactions or the issuance or sale of the Securities or the application of the proceeds therefrom or the other transactions described in the Final Memorandum.

          (vii) To the best knowledge of such counsel, the Company and the Subsidiaries own or possess adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how that are necessary to conduct their business as described in the Final Memorandum. To the best knowledge of such counsel, none of the Company or the Subsidiaries has received any notice of infringement of or conflict with (or knows of any such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how that, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

          (viii) To the best knowledge of such counsel, each of the Company and the Subsidiaries possesses all Permits presently required or necessary to own or lease, as the case may be, and to operate its respective properties and to carry on its respective businesses as now or proposed to be conducted as set forth in the Final Memorandum, except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse

     Effect; to the best knowledge of such counsel, each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit; and, to the best knowledge of such counsel, none of the Company or the Subsidiaries has received any notice of any proceeding relating to revocation or modification of any such Permit, except as described in the Final Memorandum and except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

          Such counsel shall additionally state that in its capacity as counsel to the Issuers, it has participated in conferences with officers and other representatives of the Issuers, representatives of the independent public accountants for the Issuers and representatives of the Initial Purchasers at which the contents of the Final Memorandum and related matters were discussed and, although it is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Final Memorandum and has not made any independent check or verification thereof, on the basis of the foregoing (relying as to materiality to a large extent upon the statements of officers and other representatives of the Issuers) no facts have come to its attention that have caused it to believe that the Final Memorandum as of its date and as of the date hereof, or any amendment or supplement thereto as of its date and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion on the financial statements or other financial and statistical data included in the Final Memorandum).